Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Control4 Corporation for the year ended December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Martin Plaehn, as Chief Executive Officer of Control4 Corporation, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that, to the best of his knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Control4 Corporation.

Date: February 20, 2015	By:	/s/ MARTIN PLAEHN

Martin Plaehn
President, Chairman and Chief Executive Officer (Principal Executive Officer)

In connection with the Annual Report on Form 10-K of Control4 Corporation for the year ended December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Dan Strong, as Chief Financial Officer of Control4 Corporation, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Control4 Corporation.

Date: February 20, 2015	By:	/s/ DAN STRONG

Dan Strong
Chief Financial Officer (Principal Financial and Accounting Officer)